Exhibit 16.1

June 5, 2020

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Nikola Corporation’s statements included under Item 4.01 of its Form 8-K, which we understand will be filed on June 8, 2020 and we agree with such statements concerning our firm.

/s/ RSM US LLP